Exhibit a (viii) under Form N-1A
                                           Exhibit 3(i) under Item 601/ Reg, S-K



                                FEDERATED INSURANCE SERIES
                                     Amendment No. 9
                                          to the
                                   DECLARATION OF TRUST
                       Amended and Restated as of December 7, 1993


      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5.  Establishment and Designation of Series or Class.
       ------------------------------------------------------------

     Without  limiting  the  authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

            Federated American Leaders Fund II
            Federated Equity Income Fund II
            Federated Fund for U.S. Government Securities II
            Federated Growth Strategies Fund II
            Federated High Income Bond Fund II
            Federated International Equity Fund II
            Federated Prime Money Fund II
            Federated Quality Bond Fund II
            Federated Small Cap Strategies Fund II
            Federated Strategic Income Fund II
            Federated Utility Fund II"

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 20th day of May, 1999.

      WITNESS the due execution hereof this 20th day of May, 1999.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Edward L. Flaherty, Jr.
------------------------------      ------------------------------
Thomas G. Bigley                    Edward L. Flaherty, Jr.

/s/ John T. Conroy, Jr.             /s/ Peter E. Madden
------------------------------      ------------------------------
John T. Conroy, Jr.                 Peter E. Madden

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ William J. Copeland             /s/ Wesley W. Posvar
------------------------------      ------------------------------
William J. Copeland                 Wesley W. Posvar

/s/ J. Christopher Donahue          /s/ Marjorie P. Smuts
------------------------------      ------------------------------
J. Christopher Donahue              Marjorie P. Smuts

                                    /s/ John S. Walsh
------------------------------      -----------------
James E. Dowd                       John S. Walsh